                                  EXHIBIT 3.1

                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                              OF EMACHINES, INC.
                            a Delaware corporation
                (Originally incorporated on September 18, 1998)

     The undersigned, Stephen A. Dukker, does hereby certify that:

     1. He is the duly elected and acting President and Chief Executive Officer of eMachines, Inc., a Delaware corporation (the "Corporation").

     2. The Certificate of Incorporation of the Corporation, originally filed September 18,1998 under the name emachines, Inc., amended on August 13, 1999 changing its name to eMachines, Inc. and further amended on August 17, 1999, with the Secretary of State of the State of Delaware, is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I

     The name of this Corporation is eMachines, Inc.

                                  ARTICLE II

     The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Corporation.

                                  ARTICLE III

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

     A.   Classes of Stock.  This Corporation is authorized to issue two classes
          ----------------
of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is three hundred million (300,000,000) shares. Two hundred fifty million (250,000,000) shares shall be Common Stock, par value $0.0000125 per share, and fifty million (50,000,000) shares shall be Preferred Stock, par value $0.01 per share. Of the authorized shares of Preferred Stock, a total of (i) twenty five million (25,000,000) shares shall be designated Series A Preferred Stock ("Series A Preferred"), (ii) fourteen million (14,000,000), shall be designated Series B Preferred Stock ("Series B Preferred"), and (iii) eleven million (11,000,000), shall be designated Series C Preferred Stock ("Series C Preferred").

     B.   Rights, Preferences, Privileges and Restrictions of Series A Preferred
          ----------------------------------------------------------------------
Stock.  The rights, preferences, privileges and restrictions granted to and
-----
imposed on the Series A Preferred are as set forth below in this Article IV(B).

            1.   Dividend Provisions.  The holders of shares of Series A
                 -------------------
Preferred shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or
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payment of any dividend (payable other than in Common Stock) on the Series B
Preferred, Series C Preferred or Common Stock of this Corporation, at the rate of $0.44688 per share per annum with respect to the shares of Series A Preferred held by them (as adjusted for any stock dividends, combinations or splits with respect thereto). Such dividends shall be payable as, if and when declared by the Board of Directors, and shall not be cumulative, except as and to the extent set forth in Section 4 of this Article IV. No dividend shall be paid on shares of Series B Preferred, Series C Preferred or Common Stock in any fiscal year unless the aforementioned preferential dividends of the Series A Preferred shall have been paid in full and the aggregate dividends paid on each share of Series A Preferred during such fiscal year equals or exceeds the dividends per share (compared on an as-converted basis) paid during such fiscal year on the Series B Preferred, Series C Preferred or Common Stock.

            2.   Liquidation Preference.
                 ----------------------

                   a. In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holders of Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Series B Preferred, Series C Preferred or Common Stock by reason of their ownership thereof, the amount of $6.384 (the "Original Series A Issue Price") for each share of Series A Preferred then held by them (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus an amount equal to all declared but unpaid dividends on such shares (the total of the Original Series A Issue Price and such dividends, the "Series A Base Liquidation Amount"); provided, however, that if the amount payable to the holders of Series A Preferred in the event of any liquidation, dissolution or winding up of this Corporation after conversion of such Preferred Stock into Common Stock as set forth herein and distribution of assets and funds as set forth in subparagraph
(b) of this Section 2 (and without making any distribution under this subparagraph (a)) shall exceed the Series A Base Liquidation Amount, then the holders of Series A Preferred shall be entitled to receive that greater amount and no distribution under this subparagraph (a) shall occur. If, upon the occurrence of any event of liquidation, dissolution or winding up of this Corporation, the assets and funds of the Corporation legally available for distribution shall be insufficient to permit the payment to the holders of the then outstanding shares of Series A Preferred of the full Series A Base Liquidation Amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series A Preferred in a manner such that the amount distributed to each holder of Series A Preferred shall equal the amount obtained by multiplying the entire assets and funds of the Corporation legally available for distribution hereunder by a fraction, the numerator of which shall be the number of shares of Series A Preferred then held by the holder and the denominator of which shall be the total then outstanding number of shares of Series A Preferred.

                   b. Upon the completion of the distribution required by subparagraph (a) of this Section 2 (or if such distribution shall not occur as provided in such subparagraph), the remaining (or, as applicable, all) assets and funds of the Corporation available for distribution to stockholders shall be distributed (i) first, among the holders of shares of Series C Preferred in accordance with subparagraph D.1(a); (ii) second, among the holders of shares of Series B Preferred in accordance with subparagraph C.1 (a); and (iii) third, among the holders of Common Stock (including if the distribution provided in subparagraph (a) shall not occur, the holders of Series A Preferred after conversion into Common Stock as referred to in such subparagraph) pro rata in proportion to the number of shares of Common Stock held by each such holder.

                   c.   Definition of Liquidation Event; Notice.
                        ---------------------------------------

                          (i)    For purposes of this Section 2, Section C.1 and
Section D.1, a liquidation, dissolution or winding up of this Corporation shall be deemed to be occasioned by, and to

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include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation); or (B) a sale of all or substantially all of the assets of the Corporation (including, for purposes of this section, intellectual property rights which, in the aggregate, constitute substantially all of the Corporation's material assets); unless in each case, the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or successor entity to the business of the Corporation.

                          (ii)   In any of such events, if the consideration
received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                                 (A) Securities not subject to investment letter
or other similar restrictions on free marketability shall be valued as follows:
(1) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty day period ending three days prior to the closing; (2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty day period ending three days prior to the closing; and (3) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                                 (B) Securities subject to investment letter or
other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be valued in such a manner as to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith after reasonable inquiry by the Board of Directors of the Corporation.

                          (iii)  In the event the requirements of this
subsection 2(c) are not complied with, this Corporation shall forthwith either:

                                 (A) cause such closing to be postponed until
such time as the requirements of this Section 2 have been complied with; or

                                 (B) cancel such transaction, in which event the
rights, preferences and privileges of the holders of Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

                          (iv)   The Corporation shall give each holder of
record of shares of Preferred Stock written notice of any such impending transaction not later than ten (10) days prior to the stockholder meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction whichever notice date is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction, the provisions of this Section 2, and the amounts anticipated to be distributed to holders of each outstanding series and class of capital stock of the Corporation pursuant to this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that

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represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock (on an as-converted basis).

            3.   Conversion.  The holders of shares of Series A Preferred shall
                 ----------
have conversion rights as follows (the "Conversion Rights" of the Series A Preferred):

                   a.   Right to Convert.  Each share of Series A Preferred
                        ----------------
shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Series A Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred shall be the Original Series A Issue Price; provided, however, that such Conversion Price shall be subject to adjustment as set forth in subsection 3(d) hereof.

                   b.   Automatic Conversion.  Each share of Series A Preferred
                        --------------------
shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share of Series A Preferred immediately upon the earlier of (i) except as provided below in subsection 3(c), the closing of the Corporation's sale of its Common Stock in an underwritten public offering on form S-1 (or successor form) under the Securities Act of 1933, as amended (the "Act"), yielding gross proceeds to the Corporation (prior to expenses and underwriting commissions) in excess of thirty million dollars ($30,000,000) (a "Qualified Public Offering")and at an offering price per share greater than 133% of the per share Original Series A Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such shares), and (ii) the date specified upon the election to convert all Series A Preferred into Common Stock by holders of at least a majority of the then outstanding shares of Series A Preferred, voting together as a single class on an as-converted basis at a duly held meeting or by written consent or other agreement.

                   c.   Mechanics of Conversion.  Before any holder of
                        -----------------------
Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with a Qualified Public Offering or other underwritten offering of securities registered pursuant to the Act, the conversion, unless otherwise designated by the holder, will be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                   d.   Conversion Price Adjustments of Preferred Stock for
                        ---------------------------------------------------
Certain Splits and Combinations and Certain Diluting Issues.
-----------------------------------------------------------

                          (i)    Special Definitions.  For purposes of this
                                 ------------------
Section 3(d), Section C.2(d) and Section D.2(d), the following definitions apply:

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                                 (A) "Convertible Securities" shall mean any
evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

                                 (B) "Options" shall mean rights, options, or
warrants to subscribe for purchase or otherwise acquire Common Stock, Preferred Stock or Convertible Securities.

                                 (C) "Original Issue Date" shall mean the date
on which a share of Series A Preferred, Series B Preferred or Series C Preferred, as applicable, was first issued.

                                 (D) "Additional Shares of Common" shall mean
all shares of Common Stock issued or deemed to be issued by the corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                         i)    upon conversion of shares of
Series A Preferred, Series B Preferred or Series C Preferred;

                                         ii)   to officers, directors, or
employees of, or consultants to, the corporation on terms approved by the Board of Directors;

                                         iii)  to vendors, customers, lenders,
suppliers, or equipment lessors upon terms approved by the Board of Directors (or, if any such entity is an affiliate of the Corporation, upon terms approved by a majority of the disinterested members of the Board) and for property other than cash; provided that, if any such vendor, customer, lender, supplier or equipment lessor is Korea Data Systems Co., Ltd. or Trigem Computer, Inc., or any person or entity in control thereof , under common control therewith or controlled thereby, such shares of Common Stock issued or issuable shall have been approved by the director nominated by the Series A Preferred;

                                         iv)   as a dividend or distribution on
Series A Preferred;

                                         v)    subject to Section 3(d)(iv), upon
exercise or conversion of options or warrants, respectively;

                                         vi)   in a Qualified Public Offering;

                                         vii)  for which adjustment of the
Series A Conversion Price is made pursuant to Section 3(d)(ii) or (iii); or

                                         viii) in connection with a joint
venture agreement or acquisition agreement upon the terms approved by the Board of Directors; provided that, if any joint venture involves Korea Data Systems Co., Ltd. or Trigem Computer, Inc., or any person or entity in control thereof, under common control therewith or controlled thereby, such shares of Common Stock issued or issuable shall have been approved by the director nominated by the Series A Preferred.

                          (ii)   Stock Splits and Dividends.  In the event that
                                 --------------------------
the Corporation should at any time or from time to time after the effective date of this Restated Certficate of Incorporation fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or for the determination of the outstanding shares of Common Stock entitled to receive a dividend or other distribution payable in Additional Shares of Common Stock without payment of any consideration by such holder for the Additional Shares of Common Stock, then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding.

                          (iii)  Reverse Stock Splits and Combinations.  If the
                                 -------------------------------------
number of shares of Common Stock outstanding at any time after the Original Issue Date is decreased by a combination of the outstanding shares of Common Stock or reverse stock split, then, following the record date of such combination or reverse stock split, the Conversion Price of the Series A Preferred shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                          (iv)   Deemed Issuance of Options and Convertible
                                 ------------------------------------------
Securities.  If this corporation at any time or from time to time after the
----------
Original Issue Date issues any Options or Convertible Securities or fixes a record date for the determination of holders of any class of securities entitled to receive any Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number and not counting any shares subject to a material contingency) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case a record date has been fixed, as of the close of business on such record date.

                          (v)    No Adjustment of Conversion Price.  Any
                                 ---------------------------------
provision herein to the contrary notwithstanding, no adjustment to the Series A Conversion Price shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share (determined pursuant to Section 3(d)(vii) hereof) for an Additional Share of Common issued by the corporation is less than the Series A Conversion Price in effect on the date of, and immediately prior to, such issue.

                          (vi)   Adjustment of Series A Conversion Price Upon
                                 --------------------------------------------
Issuance of Additional Shares of Common Stock. In the event this corporation
---------------------------------------------
issues or is deemed to have issued Additional Shares of Common without consideration or for a consideration per share less than the Series A Conversion Price, as last adjusted and then in effect on the date of and immediately prior to such issue, then and in such event, the then applicable Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series A Conversion Price by a fraction, the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issue or deemed issue plus the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional Shares of Common so issued would purchase at such Series A Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be (y) the number of shares of Common Stock outstanding immediately prior to such issue or deemed issue plus the number of such Additional Shares of Common so issued. For the purpose of the above calculation, the number of shares of Common outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series A Preferred and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common, if so convertible) as of such date, but not including in such calculation any Additional Shares of Common issuable with respect to shares of Series A Preferred, Convertible Securities, or outstanding options, warrants, or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the Series A Conversion Price (or other conversion ratios) resulting from the issuance of the Additional Shares of Common causing the adjustment in question.

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

                          (vii)  Determination of Consideration.  For purposes
                                 ------------------------------
of the operation of Section 2(d), the consideration received (or deemed to have been received in the case of Options and Convertible Securities) by the corporation for the issue of any Additional Shares of Common Stock shall:

                                 (A) to the extent it consists of cash, be
computed as the aggregate amount of cash paid before deducting any reasonable brokerage or underwriting commissions or other expense paid or incurred by the corporation for the issuance and sale of the securities;

                                 (B) to the extent it consists of property other
than cash, be computed at the fair value thereof at the time of such issue or deemed issuance, as determined in good faith following reasonable inquiry by the Board of Directors;

                                 (C) if Additional Shares of Common are issued
together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith following reasonable inquiry by the Board of Directors; and

                                 (D) for Options and Convertible Securities, be
the sum of the values of (x) the cash and property to be paid to this corporation for the issue of such Options and Convertible Securities, if any, and (y) the cash and property payable to this corporation upon the exercise in full of such Option or the full conversion of such Convertible Securities, if any.

                          (viii) Calculation of Per Share Amount.  The number of
                                 -------------------------------
Additional Shares of Common deemed to be issued upon the issuance or deemed issuance of a Convertible Security shall be the number of shares of Common Stock issuable upon the exercise in full of such Option or the conversion in full of such Convertible Security as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent increase in the number of shares issuable or decrease in the amount of consideration payable upon the exercise, conversion, or exchange thereof.

                          (ix)   Recomputation of Adjustment as a Result of
                                 ------------------------------------------
Changes in Options or Convertible Securities.  If an Option or Convertible
--------------------------------------------
Security by its terms provides, with the passage of time or otherwise, for any change in the consideration payable to this corporation or in the number of shares of Common issuable upon the exercise, conversion, or exchange thereof, the Series A Conversion Price computed upon the original issuance or deemed issuance thereof, and any subsequent adjustments based thereon, shall each be recomputed, upon any such change becoming effective, to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided however that no such adjustment of the Series A Conversion Price shall affect Common Stock previously issued upon conversion of the Series A Preferred).

                          (x)    Recomputation of Adjustment as a Result of
                                 ------------------------------------------
Expiration of Options or Conversion.  Upon expiration of any Options or any
-----------------------------------
rights of conversion or exchange under Convertible Securities that have not been exercised or converted, the Series A Conversion Price computed upon the original issuance or deemed issuance thereof, and any subsequent adjustments based thereon, shall each be recomputed, upon such expiration, as if (a) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by this corporation for the issuance of all such Options, whether or not exercised, plus the consideration actually received by this corporation upon such exercise, or for the issuance of all such Convertible Securities that were actually received by this corporation upon such exercise, or for the issuance of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by this corporation upon such conversion or exchange, and (b) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issuance or deemed issuance of such Options, and the consideration received by this corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by this corporation for the issuance of all such Options, whether or not exercised, plus the consideration deemed to have been received by this corporation upon the issuance of the Convertible Securities with respect to which such Options were actually exercised.

                          (xi)   Limitation on Readjustments.
                                 ---------------------------

                                 (A) Readjustment of Conversion Price.  No
                                     --------------------------------
readjustment pursuant to Section 3(d) hereof shall have the effect of increasing the Series A Conversion Price to an amount that exceeds the lower of (a) the applicable Conversion Price immediately before the issuance or deemed issuance of such Options or Convertible Securities or (b) the applicable Conversion Price that would have resulted from any issuance of Additional Shares of Common between the date immediately before the issuance or deemed issuance of such Options or Convertible Securities and such readjustment date.

                                 (B) No Adjustment Upon Issuance of Shares
                                     -------------------------------------
Deemed Outstanding.  No adjustment in the Series A Conversion Price shall be
------------------
made upon the actual issuance of Additional Shares of Common if such shares are already deemed issued at the time of issuance.

                   e.   Other Distributions.  In the event that this Corporation
                        -------------------
shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 3(d), then, in each such case for the purpose of this subSection 3(e), the holders of shares of Series A Preferred shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                   f.   Recapitalizations.  If at any time or from time to time
                        -----------------
there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3 or Section 2), provision shall be made so that each holder of Series A Preferred shall thereafter be entitled to receive, upon conversion of the shares of Series A Preferred held by such holder, the number of shares of stock or other securities or property, of the Corporation or otherwise, to which a holder of the number of shares of Common Stock into which the shares of Series A Preferred held by such holder are convertible immediately prior to such recapitalization would have been entitled upon such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of Series A Preferred after the recapitalization to the extent that the provisions of this
Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of Series A Preferred) shall be applicable after that event as nearly equivalently as may be practicable.

                   g.   No Impairment.  This Corporation will not, by amendment
                        -------------
of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of shares of Series A Preferred against impairment.



                   h.   No Fractional Shares and Certificate as to Adjustment.
                        -----------------------------------------------------

                          (i)    No fractional shares shall be issued upon the
conversion of any share or shares of any series of Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of such series of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                          (ii)   Upon the occurrence of each adjustment or
readjustment of the Conversion Price of a series of Preferred Stock pursuant to this Section 3, Section C.2 or Section D.2, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms of such applicable Section and prepare and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the reasonable written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for each series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of each series of Preferred Stock.

                   i.   Notices of Record Date.  In the event of any taking by
                        ----------------------
this Corporation of a record date for determining the holders of any class of securities who are entitled to receive (A) any dividend (other than a cash dividend) or other distribution, (B) any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or (C) any other right, this Corporation shall mail to each holder of Preferred Stock, at least ten (10) days prior to the record date specified therein, a notice specifying the record date to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                   j.   Reservation of Stock Issuable Upon Conversion.  This
                        ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the then outstanding shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, then in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite Board of Directors and stockholder approval of any necessary amendment to this Certificate of Incorporation.

                   k.   Notices.  Any notice required by the provisions of this
                        -------
Section 3 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

            4.   Redemption.
                 ----------

               a. The Corporation shall offer to redeem 33.3% of the unconverted shares of Series A Preferred outstanding on January 1, 2004 (such offer to be reduced by the number of shares of Series A Preferred converted into Common after January 1, 2004 and before the First Redemption Date, as hereafter defined) on the fifth anniversary of the Original Issue Date (the "First Redemption Date") by paying the holders thereof from funds legally available therefor no later than the First Redemption Date a price (the "Redemption Price") per share equal to the sum of (i) the Original Series A Issue Price, and
(ii) all declared but unpaid dividends on such share. The Corporation shall offer to redeem a cumulative 66.7% of the unconverted shares of Series A Preferred outstanding on January 1, 2004 (such offer to be reduced by the number of shares of Series A Preferred converted into Common after January 1, 2004 and before the Second Redemption Date) on the sixth anniversary of the Original Issue Date (the "Second Redemption Date") by paying the holders thereof from funds legally available therefor no later than the Second Redemption Date the per share Redemption Price. The Corporation shall offer to redeem a cumulative 100% of the unconverted shares of Series A Preferred outstanding on January 1, 2004 (such offer to be reduced by the number of shares of Series A Preferred converted into Common after January 1, 2004 and before the Third Redemption
Date) on the seventh anniversary of the Original Issue Date (the "Third Redemption Date", and each of the First Redemption Date, Second Redemption Date and Third Redemption Date, a "Redemption Date") by paying the holders thereof from funds legally available therefor no later than the Third Redemption Date the per share Redemption Price. The entire Redemption Price shall in each case be paid in cash. If any portion of the Redemption Price shall not be paid by the Corporation on any Redemption Date with respect to shares of Series A Preferred tendered for redemption on such date, dividends shall thereafter accrue and accumulate on such shares of Series A Preferred (thus increasing the Redemption Price thereof), and late fees shall accrue on such increasing Redemption Price at the rate of 15% per annum until the increased Redemption Price plus all such late fees are paid in full (which amount shall be paid as liquidated damages and not as a penalty).

               b. A majority in interest of the shares of the Series A Preferred then outstanding, voting together as a class, at a meeting called for such purpose or by written consent as permitted by law and this Restated Certficate of Incorporation and the By-laws of the Corporation, shall have the right and option to waive any of the aforesaid requirements that the Corporation redeem all or a portion of the Series A Preferred on any Redemption Date at the applicable Redemption Price calculated as set forth above.

               c. At least 35 but no more than 45 days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the Business Day next preceding the day on which notice is given) of the Series A Preferred at the address last shown on the records of the Corporation for such holder, notifying such holder of the Corporation's offer to redeem as aforesaid, specifying the number of shares offered to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Each holder of Series A Preferred shall notify the Corporation within ten days of the date of the Redemption Notice (effecting the "Exercise Notice") of whether it shall exercise its option to redeem on the Redemption Date set forth in the Redemption Notice. No later than 20 days prior to each Redemption Date, the Corporation shall mail, first class postage prepaid, to each holder of record to which the Redemption Notice shall have been addressed at the address to which such Notice was sent, notifying such holder of the number of holders of Series A Preferred who shall then have sent Exercise Notices to the Corporation. Any holder of Series A Preferred that shall desire to exercise its option to redeem as aforesaid but shall not have sent an Exercise Notice may notify the Corporation no later than 10 days prior to the Redemption Date of its intention to exercise its option to redeem on the Redemption Date set forth in the Redemption Notice. Except as provided in paragraph (d) of this Section 4, on or after each Redemption Date, each holder of Series A Preferred that shall have exercised its option to redeem as aforesaid shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on the records of the Corporation as the record holder on the record date, and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

               d. From and after each Redemption Date, all rights of the holders of shares of Series A Preferred redeemed on such date (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Upon each Redemption Date, the Corporation shall redeem Series A Preferred ratably among the holders thereof that shall exercise their respective options to so redeem based upon their holdings of Series A Preferred. If the funds of the Corporation legally available for redemption of shares of Series A Preferred on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred to be redeemed in the exercise of such options on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Preferred. The shares of Series A Preferred not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on the Redemption Date, but which it has not redeemed, ratably among the holders thereof based upon their holdings of Series A Preferred.

         5.  Voting Rights.
             -------------

               a. Each holder of shares of Preferred Stock shall be entitled to notice of any stockholder meeting in accordance with the Bylaws of the Corporation, shall be entitled to a number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holder could then be converted, shall have voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall vote together as a single class with holders of Common Stock and all series of Preferred Stock on all matters except as otherwise provided herein or as expressly required by law. Fractional votes shall not be permitted, and any fractional voting rights resulting from the right of any holder of Preferred Stock to vote on an as converted basis (after aggregating the shares into which all shares of Preferred Stock held such holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). The holders of Preferred Stock shall have no separate class or Series vote on any matter except as otherwise provided herein or as expressly required by law.

               b. Pursuant to Section 141(a) of the Delaware General Corporation Law, the Corporation shall be governed by a board of directors consisting of eight (8) individuals, as provided herein (the "Board of Directors"). For so long as TriGem Corporation shall hold at least Eight Million (8,000,000) shares of Common Stock (as adjusted for stock dividends, combinations or splits with respect to such shares), TriGem Corporation shall be entitled to appoint and elect two directors. For so long as Korea Data Systems America, Inc. shall hold at least Eight Million (8,000,000) shares of Common Stock (as adjusted for stock dividends, combinations or splits with respect to such shares), Korea Data Systems America, Inc. shall be entitled to appoint and elect two directors. For so long as Stephen A. Dukker shall hold at least Four Million (4,000,000) shares of Common Stock (as adjusted for stock dividends, combinations or splits with respect to such shares), Stephen A. Dukker shall be entitled to appoint and elect one director. For so long as at least Four Million (4,000,000) shares of Series A Preferred shall be outstanding (as adjusted for stock dividends, combinations or splits with respect to such shares), the holders of shares of Series A Preferred, voting together as a separate class, shall be entitled to appoint and elect one director. For so long as at least Four Million (4,000,000) shares of Series B Preferred and Series C Preferred shall be outstanding (as adjusted for stock dividends, combinations or splits with respect to such shares), the holders of shares of Series B Preferred and shares of Series C Preferred, voting together as a separate class, shall be entitled to appoint and elect one director. Directors not elected by a particular class or series of capital stock of the Corporation as aforesaid shall be appointed and elected by the holders of the outstanding shares of Series A Preferred and shares of Common Stock, voting together as a class. Any vacancy in the Board of Directors occurring because of the death, resignation or removal of a director shall be filled by the vote or written consent of the holders of a majority of such class or classes which elected such director or of the person or entity which elected such director, as applicable. A director may be removed from the Board of Directors with or without cause only by the vote or consent of the holders of the outstanding class or classes with voting power entitled to elect him or her or by the entity which elected such Director, as applicable, in either case in accordance with Delaware law and the vacancy created thereby may be filled only by the vote or consent of such holders. Notwithstanding the foregoing, the consent of the holders of the outstanding class or classes with voting power entitled to elect any Director or by the entity which elected such Director, as applicable, shall not be required to remove such Director for cause involving gross and willful misconduct that is injurious to the Corporation.

         6.  Protective Provisions.  So long as at least 4,000,000 shares
             ---------------------
(subject to adjustment for stock dividends, stock distributions, stock splits or reverse stock splits, combination of shares, subdivision of shares or reclassification of shares) of Series A Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of holders of greater than fifty percent (50%) of all outstanding shares of Series A Preferred voting together as a class:

               a. amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation if such action would create or issue any new Series of Preferred Stock or other capital stock of the Corporation or reclassify any shares of Common Stock, in either case into shares
(i) having any preference or priority as to redemption rights, dividends or liquidation preferences superior to or on a parity with such preference or priority of the Series A Preferred, or (ii) having more votes per share on an as converted basis than the Series A Preferred;

               b. except in the exercise of any first refusal right statutorily or contractually available to the Corporation or to the redemption of shares of Preferred Stock in accordance herewith, apply any of its assets to the redemption, retirement, purchase or other acquisition of any shares of capital stock except at cost from employees or directors of, or consultants to, the Corporation upon termination of employment or consultancy; provided however, in the case of any such redemptions to be made at the election of this Corporation, such redemptions have been approved by the Board of Directors;

               c. merge or consolidate with or into any other corporation or corporations, or sell or otherwise transfer in a single transaction or a series of related transactions all or substantially all of the assets of the Corporation, if in any case (i) the Corporation's shareholders of record as constituted immediately prior to such merger, consolidation, sale or other transfer will, immediately after such merger, consolidation, sale or transfer hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity, and (ii) the per share valuation of the shares of Common Stock of the Corporation calculated on a fully diluted basis (after giving effect to stock splits, recombinations and the like) shall equal 133% or less of the Original Series A Issue Price. Calculation of the number of shares outstanding on a fully diluted basis on the date of such transaction means assuming that all shares of Series A Preferred and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such transaction, and that any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such transaction and the resulting securities fully converted into shares of Common Stock, if so convertible, as of such date of such transaction; or

               d. increase or decrease the aggregate number of authorized shares or par value of the Series A Preferred.

         7.  Status of Converted Preferred Stock. In the event any shares of
             -----------------------------------
Preferred Stock shall be converted pursuant to Section 3 of this Article IV B,
Section 2 of Article IV C or Section 2 of Article IV D, the shares so converted shall be canceled and shall not thereafter be issuable by the Corporation. The Restated Certficate of Incorporation of this Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

     C. Rights, Preferences, Privileges and Restrictions of Series B Preferred
        ----------------------------------------------------------------------
Stock. The rights, preferences, privileges and restrictions granted to and
-----
imposed on the Series B Preferred are as set forth below in this Article IV(C).

         1.  Liquidation Preference.
             ----------------------

               a. In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holders of Series B Preferred shall be entitled to receive, subject to the prior rights of holders of the Series A Preferred and Series C Preferred but prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason of their ownership thereof, the amount of $.009 (the "Original Series B Issue Price" and the "Series B Liquidation Amount") for each share of Series B Preferred then held by them (as adjusted for any stock dividends, combinations or splits with respect to such shares). If, upon the occurrence of any event of liquidation, dissolution or winding up of this Corporation, the assets and funds of the Corporation legally available for distribution, after satisfaction of the prior rights of holders of the Series A Preferred and Series C Preferred, shall be insufficient to permit the payment to the holders of the then outstanding shares of Series B Preferred of the full Series B Liquidation Amount, then the entire assets and funds of the Corporation legally available for distribution, after satisfaction of the prior rights of holders of the Series A Preferred and Series C Preferred, shall be distributed ratably among the holders of Series B Preferred in a manner such that the amount distributed to each holder of Series B Preferred shall equal the amount obtained by multiplying the entire remaining assets and funds of the Corporation, after satisfaction of the prior rights of holders of the Series A Preferred and Series C Preferred, legally available for distribution hereunder by a fraction, the numerator of which shall be the number of shares of Series B Preferred then held by the holder and the denominator of which shall be the total then outstanding number of shares of Series B Preferred.

               b. Upon the completion of the distribution required by subparagraph (a) of Section B.2, assets and funds of the Corporation available for distribution to stockholders shall be distributed (i) first, among the holders of shares of Series C Preferred in accordance with subparagraph (a) of Section D.1, (ii) second, among the holders of Series B Preferred in accordance with subparagraph (a) of this Section C.1 and (iii) third, among the holders of Common Stock (including if the distribution provided in subparagraph B.2.(a) shall not occur, the holders of Series A Preferred after conversion into Common Stock as referred to in such subparagraph) pro rata in proportion to the number of shares of Common Stock held by each such holder.

               c.  Definition of Liquidation Event; Consideration.  For purposes
                   ----------------------------------------------
of this Section 1, a liquidation, dissolution or winding up of this Corporation shall be determined in accordance with paragraph B.2.(c).

         2.  Conversion.  The holders of shares of Series B Preferred shall have
             ----------
Conversion Rights:

               a.  Right to Convert.  Each share of Series B Preferred shall be
                   ----------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series B Issue Price by the Series B Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series B Preferred shall be the Original Series B Issue Price; provided, however, that such Conversion Price shall be subject to
             --------  -------
adjustment as set forth in subSection 2(d) hereof.

               b.  Automatic Conversion.  Each share of Series B Preferred shall
                   --------------------
automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share of Series B Preferred immediately upon the earlier of (i) except as provided below in subsection 2(c), the closing of a Qualified Public Offering at an offering price per share greater than 133% of the per share Original Series B Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such shares), and (ii) the date specified upon the election to convert all Series B Preferred into Common Stock by holders of at least a majority of the then outstanding shares of Series B Preferred, voting together as a single class on an as-converted basis at a duly held meeting or by written consent or other agreement.

               c.  Mechanics of Conversion.  Any holder of shares of Series B
                   -----------------------
Preferred shall be entitled to convert the same into shares of Common Stock in accordance with the procedure set forth in subparagraph B.3(c).

               d.  Conversion Price Adjustments of Preferred Stock for Certain
                   -----------------------------------------------------------
Splits and Combinations and Certain Diluting Issues.
---------------------------------------------------

                         (i)   Special Definitions. The definitions set forth in
                               -------------------
Section B.3(d) shall apply to this Section 2(d).

                         (ii)  Stock Splits and Dividends. In the event that the
                               --------------------------
Corporation should at any time or from time to time after the effective date of this Restated Certficate of Incorporation fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or for the determination of the outstanding shares of Common Stock entitled to receive a dividend or other distribution payable in Additional Shares of Common Stock without payment of any consideration by such holder for the Additional Shares of Common Stock, then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series B Preferred shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such Series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding.

                         (iii) Reverse Stock Splits and Combinations. If the
                               -------------------------------------
number of shares of Common Stock outstanding at any time after the Original Issue Date is decreased by a combination of the outstanding shares of Common Stock or reverse stock split, then, following the record date of such combination or reverse stock split, the Conversion Price of the Series B Preferred shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such Series shall be decreased in proportion to such decrease in outstanding shares.

               e.  Recapitalizations. If at any time or from time to time there
                   -----------------
shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 2), provision shall be made so that each holder of shares of Series B Preferred shall thereafter be entitled to receive, upon conversion of the shares of Series B Preferred held by such holder, the number of shares of stock or other securities or property, of the Corporation or otherwise, to which a holder of the number of shares of Common Stock into which the shares of Series B Preferred held by such holder are convertible immediately prior to such recapitalization would have been entitled upon such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 with respect to the rights of the holders of shares of Series B Preferred after the recapitalization to the extent that the provisions of this Section 2 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of Series B Preferred) shall be applicable after that event as nearly equivalently as may be practicable.

               f.  No Impairment. This Corporation will not, by amendment of its
                   -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred against impairment.

               g.  No Fractional Shares and Certificate as to Adjustment. The
                   -----------------------------------------------------
rights of holders of shares of Series B preferred with respect to fractional shares and receipt of certificates of adjustment shall be as set forth in Section B.3 (h).

               h.  Notices of Record Date. The rights of holders of shares of
                   ----------------------
Series B preferred with respect to receipt of notices of record date shall be as set forth in Section B.3 (i).

               i.  Reservation of Stock Issuable Upon Conversion. This
                   ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such shares of Common Stock as are specified in Section B.3(j).

               j.  Notices. Any notice required by the provisions of Section B.3
                   -------
to be given to the holders of shares of Series B Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

         3.  Voting Rights. Each holder of shares of Series B Preferred Stock
             -------------
shall be entitled to vote in accordance with the provisions set forth in Section B.5.

         4.  Dividend Rights. Subject to the prior rights of holders of all
             ----------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

         5.  Restrictions on Transfer. No transfer of any share of Series B
             -------------------------
Preferred, or of any share of Common Stock into which any share of Series B Preferred has been converted, may be made other than in accordance with the provisions of the Rights and Restrictions Agreement dated as of January 13, 2000 on file with the Secretary of the Company.

     D.   Rights, Preferences, Privileges and Restrictions of Series C Preferred
       ----------------------------------------------------------------------
Stock. The rights, preferences, privileges and restrictions granted to and
-----
imposed on the Series C Preferred are as set forth below in this Article IV(C).

         1.  Liquidation Preference.
             ----------------------

               a. In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holders of Series C Preferred shall be entitled to receive, subject to the prior rights of holders of the Series A Preferred but prior and in preference to any distribution of any of the assets of this Corporation to the holders of shares of Series B Preferred or Common Stock by reason of their ownership thereof, the amount of $4.545 (the "Original Series C Issue Price" and the "Series C Liquidation Amount") for each share of Series C Preferred then held by them (as adjusted for any stock dividends, combinations or splits with respect to such shares). If, upon the occurrence of any event of liquidation, dissolution or winding up of this Corporation, the assets and funds of the Corporation legally available for distribution, after satisfaction of the prior rights of holders of the Series A Preferred, shall be insufficient to permit the payment to the holders of the then outstanding shares of Series C Preferred of the full Series C Liquidation Amount, then the entire assets and funds of the Corporation legally available for distribution, after satisfaction of the prior rights of holders of the Series A Preferred, shall be distributed ratably among the holders of Series C Preferred in a manner such that the amount distributed to each holder of Series C Preferred shall equal the amount obtained by multiplying the entire remaining assets and funds of the Corporation, after satisfaction of the prior rights of holders of the Series A Preferred, legally available for distribution hereunder by a fraction, the numerator of which shall be the number of shares of Series C Preferred then held by the holder and the denominator of which shall be the total then outstanding number of shares of Series C Preferred.

               b. Upon the completion of the distribution required by subparagraph (a) of Section B.2, assets and funds of the Corporation available for distribution to stockholders shall be distributed (i) first, among the holders of shares of Series C Preferred in accordance with subparagraph (a) of this Section D.1, (ii) second, among the holders of Series B Preferred in accordance with subparagraph (a) of Section C.1 and (iii) third, among the holders of Common Stock (including if the distribution provided in subparagraph B.2.(a) shall not occur, the holders of Series A Preferred after conversion into Common Stock as referred to in such subparagraph) pro rata in proportion to the number of shares of Common Stock held by each such holder.

               c.  Definition of Liquidation Event; Consideration.  For purposes
                   ----------------------------------------------
of this Section 1, a liquidation, dissolution or winding up of this Corporation shall be determined in accordance with paragraph B.2.(c).

         2.  Conversion.  The holders of shares of Series C Preferred shall have
             ----------
Conversion Rights:

               a.  Right to Convert.  Each share of Series C Preferred shall be
                   ----------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series C Issue Price by the Series C Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series C Preferred shall be the Original Series C Issue Price; provided, however, that such Conversion Price shall be subject to
             --------  -------
adjustment as set forth in subsection 2(d) hereof.

               b.  Automatic Conversion.  Each share of Series C Preferred shall
                   --------------------
automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share of Series C Preferred immediately upon the earlier of (i) except as provided below in subSection 2(c), the closing of a Qualified Public Offering and at an offering price per share greater than 133% of the per share Original Series C Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such shares), and (ii) the date specified upon the election to convert all Series C Preferred into Common Stock by holders of at least a majority of the then outstanding shares of Series C Preferred, voting together as a single class on an as-converted basis at a duly held meeting or by written consent or other agreement.

               c.  Mechanics of Conversion.  Any holder of shares of Series C
                   -----------------------
Preferred shall be entitled to convert the same into shares of Common Stock in accordance with the procedure set forth in subparagraph B.3(c).

               d.  Conversion Price Adjustments of Preferred Stock for Certain
                   -----------------------------------------------------------
Splits and Combinations and Certain Diluting Issues.
---------------------------------------------------

                      (i)   Special Definitions. The definitions set forth in
                            -------------------
Section B.3(d) shall apply to this Section 2(d).

                      (ii)  Stock Splits and Dividends. In the event that the
                            --------------------------
Corporation should at any time or from time to time after the effective date of this Restated Certficate of Incorporation fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or for the determination of the outstanding shares of Common Stock entitled to receive a dividend or other distribution payable in Additional Shares of Common Stock without payment of any consideration by such holder for the Additional of Common Stock, then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series C Preferred shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such Series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding.

                      (iii) Reverse Stock Splits and Combinations. If the
                            -------------------------------------
number of shares of Common Stock outstanding at any time after the Original Issue Date is decreased by a combination of the outstanding shares of Common Stock or reverse stock split, then, following the record date of such combination or reverse stock split, the Conversion Price of the Series C Preferred shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such Series shall be decreased in proportion to such decrease in outstanding shares.

               e.  Recapitalizations.  If at any time or from time to time there
                   -----------------
shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 2), provision shall be made so that each holder of shares of Series C Preferred shall thereafter be entitled to receive, upon conversion of the shares of Series C Preferred held by such holder, the number of shares of stock or other securities or property, of the Corporation or otherwise, to which a holder of the number of shares of Common Stock into which the shares of Series C Preferred held by such holder are convertible immediately prior to such recapitalization would have been entitled upon such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 with respect to the rights of the holders of shares of Series C Preferred after the recapitalization to the extent that the provisions of this Section 2 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of Series C Preferred) shall be applicable after that event as nearly equivalently as may be practicable.

               f.  No Impairment. This Corporation will not, by amendment of its
                   -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred against impairment.

               g.  No Fractional Shares and Certificate as to Adjustment.  The
                   -----------------------------------------------------
rights of holders of shares of Series C preferred with respect to fractional shares and receipt of certificates of adjustment shall be as set forth in Section B.3 (h).

               h.  Notices of Record Date. The rights of holders of shares of
                   ----------------------
Series C preferred with respect to receipt of notices of record date shall be as set forth in Section B.3 (i).

               i.  Reservation of Stock Issuable Upon Conversion.  This
                   ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such shares of Common Stock as are specified in Section B.3(j).

               j.  Notices.  Any notice required by the provisions of Section
                   -------
B.3 to be given to the holders of shares of Series C Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

           3. Voting Rights.  Each holder of shares of Series C Preferred
              -------------
Stock shall be entitled to vote in accordance with the provisions set forth in Section B.5.

           4. Dividend  Rights.  Subject to the prior rights of holders of all
              ----------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Series C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

           5. Restrictions on Transfer. No transfer of any share of Series C
              ------------------------
Preferred, or of any share of Common Stock into which any share of Series C Preferred has been converted, may be made other than in accordance with the provisions of the Rights and Restrictions Agreement dated January 13, 2000 on file with the Secretary of the Company.

     E. Common Stock.
        ------------

           1. Dividend  Rights.  Subject to the prior rights of holders of all
              ----------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

           2. Liquidation Rights. Upon the liquidation, dissolution or winding
              ------------------
up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Article IV(B) hereof.

           3. Redemption. The Common Stock is not redeemable. Repurchases of
              ----------
Common Stock are not redemptions thereof unless so described in the applicable governing instrument.

           4. Voting Rights. The holder of each share of Common Stock shall have
              -------------
the right to one (1) vote, shall be entitled to notice of any stockholder meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as is otherwise provided herein or as may be provided by law.


                                   ARTICLE V

     Except as otherwise provided in this Restated Certficate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                  ARTICLE VI

     The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                  ARTICLE VII

     Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                 ARTICLE VIII

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE IX

     To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is hereafter amended to authorize, with or without the approval of a corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware as so amended.

     Any repeal or modification of the foregoing provisions of this Article IX, by amendment of this Article IX or by operation of law, shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

                                   ARTICLE X

     To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification), through Bylaw provisions, agreements with any such director, officer, employee or other agent or other person, vote of stockholders or disinterested directors, or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation

Law, subject only to limits created by applicable Delaware law (statutory or nonstatutory), with respect to actions for breach of duty to a corporation, its stockholders and others.

     Any repeal or modification of any of the foregoing provisions of this
Article X, by amendment of this Article X or by operation of law, shall not adversely affect any right or protection of a director, officer, employee or other agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

                                  ARTICLE XI

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certficate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE XII

     The Corporation shall have perpetual existence.

                                 *     *     *

     The foregoing Restated Certficate of Incorporation has been duly adopted by the Corporation's directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this certificate on January 13, 2000.

                                    EMACHINES, INC.


                                        /s/ Stephen A. Dukker
                                    By:______________________________________
                                        Stephen A. Dukker
                                        President and Chief Executive Officer

        /s/ Steven Miller
Attest:_________________________________
        Steven Miller, Secretary